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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the reference of our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3 No. 333-102122) and related Prospectus of Cell Genesys, Inc. for the registration of certain debt and/or equity securities and to the incorporation by reference therein of our report dated January 17, 2002, with respect to the consolidated financial statements of Cell Genesys, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


Palo Alto, California
January 28, 2003